UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SEASPAN CORPORATION*

(Exact Name of Registrant as Specified in its Charter)

*And the Guarantors listed below

Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Unit 2, 2nd Floor, Bupa Centre,

141 Connaught Road West,

Hong Kong

China

(Address of principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.50% Senior Notes due 2026 and the related guarantees	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-231401.

Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Seaspan Holding 140 Ltd.	Republic of the Marshall Islands	N/A
Seaspan 140 Ltd.	Republic of the Marshall Islands	N/A
Seaspan (Asia) Corporation	Republic of the Marshall Islands	66-0753254
Seaspan Containership 2180 Ltd.	Republic of the Marshall Islands	66-0756528
Seaspan Containership 2181 Ltd.	Republic of the Marshall Islands	66-0753257
Seaspan Holdco I Ltd.	Republic of the Marshall Islands	98-1333835
Seaspan Holdco II Ltd.	Republic of the Marshall Islands	98-1333836
Seaspan Holdco III Ltd.	Republic of the Marshall Islands	98-1360026
Seaspan Holdco IV Ltd.	Republic of the Marshall Islands	98-1360028
Seaspan Investment I Ltd.	Republic of the Marshall Islands	98-1461316
Seaspan Capital Ltd.	British Columbia, Canada	N/A
Seaspan Ship Management Ltd.	British Columbia, Canada	N/A
Seaspan Crew Management Ltd.	Commonwealth of the Bahamas	N/A
Seaspan Management Services Limited	Bermuda	N/A
Seaspan Advisory Services Limited	Bermuda	N/A

*

Seaspan Corporation is the issuer of the 5.50% Senior Notes due 2026. The other listed registrants are guarantors of the 5.50% Senior Notes due 2026. The address, including zip code, and telephone number, including area code, of Seanspan Corporation’s principal executive offices is Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China, Tel: (852) 2540-1686. The address, including zip code, and telephone number, including area code, of the principal executive offices of each of Seaspan Holding 140 Ltd., Seaspan 140 Ltd., Seaspan (Asia) Corporation, Seaspan Containership 2180 Ltd., Seaspan Containership 2181 Ltd., Seaspan Holdco I Ltd., Seaspan Holdco II Ltd., Seaspan Holdco III Ltd., Seaspan Holdco IV Ltd. and Seaspan Investment I Ltd. is Trust Company Complex, Ajeltake Road, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH 96960, Tel: (852) 2540-1686. The address, including zip code, and telephone number, including area code, of Seaspan Capital Ltd. and Seaspan Ship Management Ltd.’s principal executive offices is 2600-200 Granville Street, Vancouver, BC, Canada V6C 1S4, Tel: (604) 638-2575. The address, including zip code, and telephone number, including area code, of Seaspan Crew Management Ltd.’s principal executive offices is c/o H&J Corporate Services Ltd., Ocean Centre, East Bay Street, PO Box SS 19084, Nassau, Bahamas, Tel: (604) 638-2575. The address, including zip code, and telephone number, including area code, of the registered offices of each of Seaspan Management Services Limited and Seaspan Advisory Services Limited is c/o Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, PO Box HM 666, Hamilton HM CX, Bermuda, Tel: (852) 2540-1686.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.50% Senior Notes due 2026 of Seaspan Corporation (the “Registrant”). For a description of the notes, reference is made to (i) the information set forth under the heading “Description of the New Exchange Notes” in the prospectus, dated May 10, 2019, included in the Registrant’s Registration Statement on Form F-4 (Registration No. 333-231401) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2019 and (ii) the information set forth under the heading “Description of the New Exchange Notes” in the Registrant’s final prospectus dated May 20, 2019, as filed with the SEC pursuant to Rule 424(b) under the Securities Act, each of which is incorporated by reference herein.

Item 2.	Exhibits.

4.1    Indenture, dated October 10, 2017, between Seaspan Corporation and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591), furnished to the SEC on October 12, 2017).

4.2    Ninth Supplemental Indenture, dated January 15, 2019, among Seaspan Corporation, certain guarantors and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.9 to Seaspan Corporation’s Report of Foreign Private Issuer on Form 6-K (File No. 001-32591), furnished to the SEC on January 17, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2019

By:	SEASPAN CORPORATION

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	Chief Executive Officer

SEASPAN HOLDING 140 LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN 140 LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN (ASIA) CORPORATION

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN CONTAINERSHIP 2180 LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN CONTAINERSHIP 2181 LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN HOLDCO I LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN HOLDCO II LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN HOLDCO III LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN HOLDCO IV LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN INVESTMENT I LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN SHIP MANAGEMENT LTD.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

SEASPAN CREW MANAGEMENT LTD.

By:	/s/ Peter Curtis
Name:	Peter Curtis
Title:	President & Chief Executive
Officer

SEASPAN MANAGEMENT SERVICES LIMITED

By:	/s/ Peter Curtis
Name:	Peter Curtis
Title:	Vice-President

SEASPAN ADVISORY SERVICES LIMITED

By:	/s/ Peter Curtis
Name:	Peter Curtis
Title:	Vice-President

SEASPAN CAPITAL LTD.

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	Chief Executive Officer